Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that this statement on Schedule 13D dated November 26, 2010 with respect to the common stock of Jacksonville Bancorp, Inc. is, and any amendments hereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: November 26, 2010

CAPGEN CAPITAL GROUP IV LP

	By:	CAPGEN CAPITAL GROUP IV LLC,
its general partner

By:	/s/ Eugene A. Ludwig

Name:	Eugene A. Ludwig
Title:	Managing Member

CAPGEN CAPITAL GROUP IV LLC

By:	/s/ Eugene A. Ludwig

Name:	Eugene A. Ludwig
Title:	Managing Member

EUGENE A. LUDWIG

By:	/s/ Eugene A. Ludwig

Name:	Eugene A. Ludwig